As filed with the Securities and Exchange Commission on June 1, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________

INTERSECTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1956515
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

_______________________________________

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(703) 488-6100
(Address of principal executive offices, including zip code)
_______________________________________

2014 Stock Incentive Plan of Intersections Inc.
(Full title of the plan)
_______________________________________

Duane Berlin, Esq.
General Counsel
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Name and address of agent for service)
_______________________________________

(703) 488-6100
(Telephone number, including area code of agent for service)
_______________________________________

With a copy to:

Todd E. Lenson, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5793
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	2,500,000 shares	$2.39	$5,975,000	$602

(1)
This Registration Statement on Form S-8 (the "Registration Statement") registers the issuance of an aggregate of an additional 2,500,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Intersections Inc. (the "Registrant") reserved for issuance under the 2014 Stock Incentive Plan of Intersections Inc., as amended.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) on the basis of the average high and low prices for a share of Common Stock of the Registrant as reported on The NASDAQ Stock Market LLC on May 25, 2016. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the 2014 Stock Incentive Plan of Intersections Inc., as amended.

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant relating to 2,500,000 shares of its Common Stock issuable under the 2014 Stock Incentive Plan of Intersections Inc., as amended by Amendment No. 1 (the "Plan"), which Common Stock is in addition to the 3,000,000 shares of Common Stock registered under the Plan, on the Registration Statement on Form S-8 filed by the Registrant on May 23, 2014 (File No. 333-196207) (the "Prior Registration Statement"). The Registrant's stockholders approved Amendment No. 1 to the Plan at its 2016 Annual Meeting.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made a part of this Registration Statement, except as modified or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the"Comission") are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2015, filed March 22, 2016;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed May 16, 2016;

(c)	The Registrant's Current Reports on Form 8-K filed January 13, 2016 and April 6, 2016;

(d)	The Registrant's definitive proxy statement on Schedule 14A for the 2016 annual meeting of stockholders, filed with the Commission on April 20, 2016; and

(e)
Item 1 of the Registrant's Registration Statement on Form 8-A, filed February 9, 2004 to register the Registrant's Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Intersections Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 filed with Intersections Inc.'s Registration Statement on Form S-8 (File No. 333-196207))

4.2	Amendment No. 1 to the Intersections Inc. 2014 Stock Incentive Plan (filed herewith)

5.1	Opinion of Stroock & Stroock & Lavan LLP (filed herewith)

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on the 27th of May 2016.

INTERSECTIONS INC. (Registrant)

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Michael R. Stanfield, Ronald L. Barden and Duane Berlin, and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this Registration Statement, which amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Michael R. Stanfield, Ronald L. Barden and Duane Berlin, and each of them acting individually, with full power of substitution, as attorney-in-fact to execute his name and on his behalf to file any such amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Stanfield	Chairman, Chief Executive Officer and	May 27, 2016
Michael R. Stanfield	Director (principal executive officer)

/s/ Ronald L. Barden	Chief Financial Officer (principal financial officer)	May 27, 2016
Ronald L. Barden

/s/ Tracy Ward	Vice President (principal accounting officer)	May 27, 2016
Tracy Ward

/s/ Johan J. Roets	Chief Operating Officer and Director	May 27, 2016
Johan J. Roets

Director
John M. Albertine

/s/ Thomas G. Amato	Director	May 27, 2016
Thomas G. Amato

/s/ H. Stephen Bartlett	Director	May 27, 2016
H. Stephen Bartlett

/s/ Thomas L. Kempner	Director	May 27, 2016
Thomas L. Kempner

/s/ Bruce L. Lev	Director	May 27, 2016
Bruce L. Lev

/s/ John H. Lewis	Director	May 27, 2016
John H. Lewis

/s/ David A. McGough	Director	May 27, 2016
David A. McGough

EXHIBIT INDEX

Exhibit Number	Description

4.1	Intersections Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 filed with Intersections Inc.'s Registration Statement on Form S-8 (File No. 333-196207))

4.2	Amendment No. 1 to the Intersections Inc. 2014 Stock Incentive Plan (filed herewith)

5.1	Opinion of Stroock & Stroock & Lavan LLP (filed herewith)

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included on signature page)